EX-99(j)(2)
Scout Funds
(a Delaware statutory trust)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned as trustees and/or officers of Scout Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints Andrew J. Iseman, Benjamin D. Wiesenfeld, Scott A. Betz, Jessica Schubel and Michael P. O’Hare, and each of them with power to act without the others, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign, in his or her capacity as a trustee and/or officer of the Trust, any amendments to the Trust’s current Registration Statement on Form N-1A (as filed with the U.S. Securities and Exchange Commission), and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby ratify and confirm his or her signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his or her name and seal as of the 24th day of May 2012.

/s/ Scott A. Betz Scott A. Betz, Treasurer	/s/ Andrew J. Iseman Andrew J. Iseman, President
/s/ Andrea F. Bielsker Andrea F. Bielsker, Trustee	/s/ Eric T. Jager Eric T. Jager, Trustee
/s/ William E. Hoffman William E. Hoffman, Trustee	/s/ Stephen F. Rose Stephen F. Rose, Trustee